THIRD AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

                                       OF

                                 ROBERT VANNUCCI



         This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT dated as of March 3, 2003 ("THIRD AMENDMENT"), by and between RIVIERA HOLDINGS CORPORATION ("RHC"), and its wholly-owned subsidiary, RIVIERA OPERATING CORPORATION ("ROC") (collectively the "COMPANY"), and ROBERT VANNUCCI ("EXECUTIVE").

         WHEREAS, the parties entered into an Employment Agreement on July 1, 1998 ("AGREEMENT");

         WHEREAS, the parties amended the AGREEMENT by way of an AMENDMENT TO EMPLOYMENT AGREEMENT dated October 1, 2000 ("AMENDMENT");

         WHEREAS, the parties further amended the AGREEMENT by way of a SECOND AMENDMENT TO EMPLOYMENT AGREEMENT dated July 1, 2002 ("SECOND AMENDMENT"); and

         WHEREAS, the parties desire to further amend its AGREEMENT and amendments thereto by way of this THIRD AMENDMENT.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree to amend the AGREEMENT and all amendments thereto as follows:

         1. Paragraph 4(b) of the AMENDMENT shall be amended in its entirety to read as follows:

            (b)  Restricted Stock:  (i) Commencing July 1, 2003, and continuing for each quarter during the TERM of
                                        AGREEMENT, EXECUTIVE shall receive in
                                        EXECUTIVE's sole discretion, either a
                                        cash payment of $25,000 less applicable
                                        taxes, or  $25,000 of RHC Restricted
                                        Stock from treasury stock at the closing price on the first day of each quarter, or next business day as applicable; and

                                   (ii) Commencing July 1, 2003, EXECUTIVE shall
                                        receive in EXECUTIVE's sole discretion,
                                        either cash or RHC Restricted Stock from treasury stock at the closing price on March 15, of each applicable year, or next business day as applicable, in an amount equal to the EXECUTIVE level incentive earned(e.g., at one-hundred percent (100%), EXECUTIVE awarded an additional $100,000 in RHC Restricted Stock at market price from treasury stock).

          2. In the event there is a conflict between this THIRD AMENDMENT and the AGREEMENT or amendments thereto, the terms of this THIRD AMENDMENT shall control.

          3. Except as changed by this THIRD AMENDMENT, all other terms and conditions of the AGREEMENT and all amendments thereto shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have agreed to this THIRD AMENDMENT TO EMPLOYMENT AGREEMENT as of the day and year first written above.


COMPANY:                                    EXECUTIVE:

RIVIERA HOLDINGS CORPORATION                ROBERT VANNUCCI
and its wholly-owned subsidiary
RIVIERA OPERATION CORPORATION



By:______________________________           __________________________
     WILLIAM L. WESTERMAN                   ROBERT VANNUCCI
     Chief Executive Officer